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                                                                   EXHIBIT 10.31

                               AGREEMENT OF LEASE

     THIS LEASE AGREEMENT (the "Lease") is made and entered into this _________ day of ______________________, 2000, by and between TWIN TOWERS II
ASSOCIATES LIMITED PARTNERSHIP ("Landlord") and YELLOWBRIX, INC., a __________ corporation ("Tenant").

     In consideration of the Rent hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.   DEFINITIONS.

     Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this
Section:

     A. Alterations: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Premises, the Building or the Land, as defined below, including but not limited to the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings.

     B. Building: The building located at 1100 Wilson Boulevard in Arlington, Virginia 22209, in which the Premises are located. Except as expressly indicated otherwise, the term "Building" shall include all portions of said Building, including but not limited to the Premises, the Common Areas and the garage.

     C. Common Areas: Those areas of the Building and/or Land, as the case may be, made available by Landlord for use by Tenant in common with the Landlord, other tenants of the Building and the employees, agents and invitees of Landlord and of such other tenants.

     D. Default Rate: That rate of interest which is five (5) percentage points above the annual rate of interest which is publicly announced by First Union Bank ("First Union") from time to time as its "prime" rate of interest, irrespective of whether such rate is the lowest rate of interest charged by First Union to commercial borrowers. In the event that First Union ceases to announce such a prime rate of interest, Landlord, in Landlord's reasonable discretion, shall designate the prime rate of interest by another bank located in the Washington, D.C. metropolitan area, which shall be the prime rate of interest used to calculate the default rate.

     E. Fiscal Year: Each consecutive calendar year during the Term of this Lease commencing on January 1, 2002.

     F. Ground Leases: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or may in the future be derived. "Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.

     G. Holidays: New Year's Day, Washington's Birthday, Martin King, Jr.'s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day and any other holidays designated by an executive order of the President of the United States or by Act of Congress.

     H. Land: The real estate that supports the Building, and all associated easements.

     I. Lease Commencement Date: The date this Lease commences, as determined pursuant to Subsection 2.A. below.

     J. Lease Year: That period of twelve (12) consecutive calendar months that commences on the first day of the calendar month in which the Lease Commencement Date occurs, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as the "first Lease Year," and each of the following Lease Years shall similarly be numbered for identification purposes.

     K. Mortgages: All mortgages, deeds of trust and similar security instruments which may now or in the future encumber or otherwise affect the Building or the Land, including mortgages related to both construction and permanent financing. "Mortgagee's" shall denote those persons and entities holding such mortgages, deeds of trust and similar security instruments.

     L.   Operating Expenses:  Intentionally deleted.

     M. Premises: 58,624 square feet of rentable area consisting of the entire twenty-second (22nd) floor comprised of 19,050 rentable square feet and the entire twenty-third (23rd) and twenty-fourth (24th) floors each comprised of 19,787 rentable square feet in the Building, as shown on the floor plan attached hereto as Exhibit A. However, the area and plan of the Premises may change in the event of the exercise of any option to expand the Premises set forth in this Lease. The rentable area of the Premises has been determined in accordance with the current B.O.M.A. Standard Method of Measurement.

     N. Premises' Standard Electrical Capacity: The electrical capacity sufficient to support Tenant's balanced consumption of five (5) watts per square foot of rentable area.

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     O.   Real Estate Tax Expenses: Intentionally deleted.

     P.   Rent: All Base Rent and Additional Rent.

          (1) Base Rent: The amount payable by Tenant pursuant to Subsection 4.A. below.

          (2) Additional Rent: All sums of money payable by Tenant pursuant to this Lease other than Base Rent.

          (3) Monthly Rent: A monthly installment of Base Rent and Additional Rent, if any, which shall equal one-twelfth (1/12th) of Base Rent and Additional Rent then in effect.

     Q. Tenant's Personal Property: All equipment, improvements, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant's permission
(other than any property of Landlord), with respect to which Tenant has not been granted any credit or allowance by Landlord, and which: (i) is removable without damage to the Premises, the Building and the Land, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any improvements or other property installed or placed in or on the Premises as part of Landlord's Work, whether or not any such property was purchased or installed at Tenant's expense.

     R. Unavoidable Delay: Any delays due to strikes, labor disputes, shortages of material, labor or energy, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other causes beyond the control of Landlord.

     S. Delivery of Premises: Landlord shall deliver the Premises as an Air-Conditioned Shell (as defined in Exhibit C attached hereto and made a part hereof) on or before October 1, 2001 (the "Possession Date"). The Tenant will have the right to use the Premises and all of the common areas of the Building in accordance with the terms of this Lease from and after the date of such delivery in connection with the operation of its business and for all other purposes permitted hereunder. In the event that Landlord shall fail to deliver the Premises to Tenant as required on the Possession Date, the Commencement Date hereunder shall be extended by one (1) day for each day of delay by Landlord in delivering the Premises to Tenant as herein agreed. The Air-Conditioned Shell shall be provided by Landlord, at Landlord's sole cost, in accordance with Exhibit C. It is agreed that portions of the Air-Conditioned Shell will be completed during Tenant's Work, however, Landlord's completion of said Air-Conditioned Shell shall in no way interfere with Tenant's ability to complete Tenant's Work.

2.   TERM.

     A. Term of Lease: The term of this Lease (the "Term") shall commence on a date (the "Lease Commencement Date"), as defined below, and shall terminate on December 31, 2011, or such earlier date on which this Lease is terminated pursuant to the provisions hereof (the "Lease Expiration Date"), The Lease Commencement Date shall be the earlier of (i) January 1, 2002 or (ii) the date Tenant commences occupancy of any part of the Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term.

     B. Declarations: Upon the request of Landlord at any time during the Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B.

     C. Effective Date: The rights and obligations set forth in this Lease, except for the obligation to pay Rent and as otherwise specifically provided herein to the contrary, shall become effective on the date of final execution of this Lease.

3.   TENANT IMPROVEMENTS -- TENANT'S WORK.

     A. Landlord will deliver the Premises to Tenant on or before October 1, 2001 as an Air-Conditioned Shell.

     B. Tenant hereby accepts the Premises in Air-Conditioned Shell condition and Landlord shall have no obligation to make any other improvements of any kind or nature whatsoever to the Premises. Tenant shall improve the Premises in accordance with Tenant's final plans ("Tenant's Plans"), which plans shall be subject to Landlord's prior written approval, said approval shall be provided within ten (10) business days from Landlord's receipt, (such improvements being hereinafter referred to as "Tenant's Work"). Landlord's approval of Tenant's Plans shall constitute approval of Tenant's design concept only and shall in no event be deemed a representation or warranty by Landlord as to whether Tenant's Plans comply with any and all legal requirements applicable to Tenant's Plans and Tenant's Work. Tenant shall obtain all permits, certificates and other governmental approvals from all governmental entities having jurisdiction thereover which are necessary for the prosecution and completion of Tenant's Work. Any improvements or modifications which Tenant wishes to make to the Premises after completion of Tenant's Work shall be deemed to be Alternations and shall be subject to the provisions of Section 8 of this Lease.

     Prior to commencing Tenant's Work, Tenant shall provide to Landlord the name and address of each contractor and subcontractor (collectively ("Contractor") which Tenant will employ to perform Tenant's Work, the use of which Contractor shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed if (i) the Contractor is properly licensed, and (ii) Landlord has had no prior experience with such contractor which was unsatisfactory to Landlord. Tenant


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will issue a corporate guaranty of completion in lieu of obtaining a Bond from a
Contractor. Prior to commencement of any of Tenant's Work, Tenant shall deliver to Landlord, with respect to each Contractor which Tenant will employ to perform any of Tenant's Work,a certificate of insurance from each such Contractor specifying Landlord as a named insured (in care of Westfield Realty, Inc. and referring to the Building by its address) and evidencing that each such Contractor has obtained the following insurance coverage:

          1. comprehensive commercial general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection, with limits for each occurrence, of not less than Two Million Dollars ($2,000,000) with respect to bodily injury or death and One Million Dollars ($1,000,000) with respect to property damage or equivalent terms, conditions and limits under a commercial liability form policy;

          2. comprehensive automobile liability insurance with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to bodily injury or death and One Million Dollars ($1,000,000) with respect to property damage; and

          3. worker's compensation or similar insurance in form and amounts required by law. Said Contractors shall also comply with other reasonable industry requirements of Landlord.

     As an inducement to Tenant, Landlord shall provide to Tenant an allowance (the "Tenant Allowance") of One Million Nine Hundred Thirty Four Thousand Five Hundred Ninety Two Dollars ($1,934,592.00) (calculated on the basis of $33.00 per rentable square foot multiplied by the number of rentable square feet contained in the Premises) to offset expenses incurred by Tenant in performing Tenant's Work. Provided that no uncured default by Tenant shall have occurred or be continuing, Landlord shall remit payment of the Tenant Allowance within ten (10) days following Landlord's receipt from Tenant of (i) invoices reasonably evidencing work or services performed with respect to Tenant's Work;
(ii) receipted bills or other evidence that the aforesaid invoices have been paid in full; and (iii) waivers or releases of liens from each of Tenant's Contractors in connection with the work performed or materials supplied as evidenced by the aforesaid invoices. Notwithstanding the foregoing, at the request of Tenant, Landlord will pay directly to a Contractor invoices approved by Tenant, provided the Contractor delivers an appropriate waiver or release of lien. Any costs of performing Tenant's Work which are in excess of the Tenant Allowance shall be borne by Tenant at its sole cost and expense. In the event that Tenant does not use all of the Tenant allowance in the performance of Tenant's Work, the remainder of the Tenant Allowance shall be applied toward the costs associated with Tenant's network cabling or future Tenant Improvements.

     O. Tenant shall be obligated to pay for all of Landlord's actual costs associated with monitoring Tenant's Work.

     D. Certificate of Occupancy Use: Tenant shall submit for the Certificate of Occupancy with Arlington County prior to occupying the Premises. Tenant will not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or the Building of which the Premises form a part. Tenant will not use or permit the Premises or any part thereof to be used for any disorderly, unlawful or hazardous purpose and will not manufacture any commodity therein. Tenant will not use or permit the Premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the Building nor which in Landlord's opinion, impair the reputation or character of the Building. Tenant shall refrain from and discontinue such use upon receipt of written notice from Landlord no later than three (3) days after receipt thereof.

4.   RENT.

     From and after the Lease Commencement Date, Tenant shall pay to landlord such Base Rent and Additional Rent as is set forth in this Section 4 and in
Section 5 below.

     A.   Base Rent:  Base Rent shall equal Two Million Fifty One Thousand
Eight Hundred Forty Dollars ($2,051,840.00) per annum. Effective on the first annual anniversary date of the Lease Commencement Date and each annual anniversary date thereafter, the Base Rent shall be increased by three and one half percent (3.5%) over the period year's Base Rent. Tenant shall pay Base Rent to Landlord in equal monthly installments ("Monthly Base Rent") in advance on the first day of each calendar month during the Term, without notice, except that the first monthly installment of Base Rent shall be paid upon execution of this Lease. If the Lease Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall receive a credit equal to the Monthly Base Rent multiplied by the number of days in said calendar month prior to the Lease Commencement Date and divided by the number of days in such month, which credit shall be applied toward the installment of Monthly Base Rent next due hereunder.

     B. Payment: All Base Rent and Additional Rent due and payable to Landlord under this Lease shall be made payable to Twin Towers II Associates and delivered in care of Westfield Realty, Inc., at the address set forth in
Section 31; provided, however, that at landlord's sole option, following at least thirty (30) days written notice to Tenant, Tenant shall thereafter make all payments of Base Rent and Additional Rent due and payable to Landlord under this Lease by means of electronic transfers of funds from Tenant's financial institution to Landlord's designated financial institution. Payments of Rent (other than in cash), if initially dishonored, shall not be considered rendered until ultimately honored as cash by Landlord's depository. Except as expressly set


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forth otherwise in this Lease, Tenant will pay all Rent to Landlord without demand, deduction, set-off or counter-claim

     C. Late Fee: If Tenant fails to make any payment of Rent on or before the fifth (5th) day after the due date, then Tenant also shall pay to Landlord a late fee equal to five percent (5%) of the amount that is past due for each month or part thereof until such Rent is fully paid. Said late fee shall be deemed reimbursement to Landlord for its costs of carrying and processing Tenant's delinquent account. Acceptance by Landlord of said late fee shall not waive or release any other rights or remedies to which Landlord may be entitled on account of such late payment.

     D. The Monthly Rent due for the month of January 2002 shall be fully abated.

5.   ADDITIONAL RENT.

     All sums of money payable by Tenant pursuant to this Lease other than Base Rent. Additional Rent shall be payable by Tenant to Landlord as required by the provisions of this Lease.

6.   USE.

     A. Permitted Use: Tenant shall use and occupy the Premises solely for general office use, for office and administrative activities directly related thereto and for no other purpose.

     B. Legal and Other Restrictions of Tenant's Use: In its use of the Premises, Tenant shall comply with all present and future laws, regulations (including but not limited to fire and zoning regulations) and ordinances of all other public and quasi-public agencies having jurisdiction over the Land or the Building. Tenant shall not use the Land, the Building or use or occupy the Premises for any unlawful, disorderly or hazardous purposes or in a manner which will interfere with the rights of Landlord, other tenants or their invitees or in any way injure or annoy any of them.

7.   CARE OF PREMISES.

     Tenant shall at its expense keep the Premises (including all improvements, fixtures and other property located therein) in a neat and clean condition and in good order and repair, and will suffer no waste or injury thereto. Tenant shall surrender the Premises at the end of the Term in as good order and condition as they were in on the Lease Commencement Date, ordinary wear and tear excepted.

8.   ALTERATIONS BY TENANT.

     A. Tenant shall make no alterations, additions or improvements ("Alterations") in or to the Premises without the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld for nonstructural interior alterations to the Premises that do not adversely affect the Building's appearance, value and structure. all alterations that Tenant is permitted to make to the Premises shall (1) not harm the structural or the electrical, plumbing, heating or air-conditioning facilities of the Premises or the Building; (2) comply with all applicable legal requirements including the American with Disabilities Act and other laws relating to the use of the Premises by persons with disabilities; (3) become the property of Landlord, and shall be surrendered with the Premises at the Lease Expiration Date, to the extent that such alterations are of a permanent nature or cannot be removed without structural damage to the Premises or the Building; and (4) be performed, at Tenant's sole cost and expense, in a good and workmanlike manner by contractors approved by Landlord, using materials of first-class quality.

     B. Except as otherwise provided in Section 12, all furniture, server racks, furnishings, and trade fixtures, installed by or at the expenses of Tenant ("Tenant's Special Installations") shall remain the property of Tenant. Prior to the installation of any of Tenant's Special Installations, Tenant shall provide Landlord with a list of Tenant's Special Installations and Landlord shall promptly notify Tenant of Tenant's Special Installations and Tenant shall be obligated, at its Lease Expiration Date, provided that Tenant fully repairs any damage occasioned by such removal. Tenant shall repair any damage occasioned by Tenant's removal of such Tenant's Special Installations.

     C. Tenant shall not permit any materialmen's or mechanic's liens to be filed against the Premises or the Building in connection with any item or construction or repair performed by or at the request of Tenant. If any such lien is filed, Tenant shall within thirty (30) days after notice, discharge the lien of record or, if Tenant elects to contest the lien by appropriate proceedings, bond off the lien and prosecute the proceedings. If Tenant fails to discharge or bond off the lien, Landlord may do so and any monies expended by landlord in doing so, including reasonable attorneys' fees and legal expenses, shall be reimbursed by Tenant promptly. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant upon credit, and that no mechanics or materialmen's lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises or the Building.


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9.   EQUIPMENT.

     A. Permitted Equipment: Tenant shall not install or operate in the Premises any equipment or other machinery that, in the aggregate, will cause the Tenant to use more than the Premises' Standard Electrical Capacity, without: (i) obtaining the prior written consent of Landlord, who may condition its consent upon the payment by Tenant of Additional Rent for additional consumption of utilities, additional wiring, or other expenses resulting therefrom, (ii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and (iii) complying with all other requirements reasonably imposed by Landlord. Prior to the Lease Commencement Date, Tenant shall provide Landlord with a list of all equipment that Tenant intends to install or operate in the Premises which operate on more than one hundred twenty (120) volts, and Tenant shall provide Landlord with an updated list of such equipment prior to the installation or use of any additional equipment which operates on more than one hundred twenty
(120) volts. Tenant shall not install any equipment or machinery which may necessitate any changes, replacements or additions to or material changes in the use of water, heating, plumbing, air conditioning or electrical systems of the Building without obtaining the prior written consent of the Landlord, who may withhold its consent in its absolute discretion.

     B. Payment For Excess Utility Usage: If Tenant's equipment shall result in electrical demand in excess of the Premises' Standard Electrical Capacity, Landlord shall have the right, in its sole discretion, to install additional transformers, distribution panels, wiring and other applicable equipment at the expense of Tenant. None of the equipment so installed shall be deemed to be Tenant's Personal Property. If at any time during the Term, Tenant's connected electrical load from its use of equipment and fixtures (including incandescent lighting and power), as estimated by Landlord, exceeds the Premises' Standard Electrical Capacity, then Landlord may, at its option: (i) install separate electrical meter(s) for the Premises, or (ii) cause a survey to be made by an independent electrical engineer or consulting firm to determine the amount of electricity consumed by Tenant beyond the Premises' Standard Electrical Capacity. Tenant shall reimburse Landlord for the cost of the installation of said meter(s) or completion of said meter(s) or survey, and shall pay as Additional Rent the cost of any electricity in excess of an average of the Premises' Standard Electrical Capacity, at the rate charged by the utility company providing such electricity, assuming continuous business hours, within ten (10) days after receipt of any bill therefor from Landlord.

     C. Noise; Vibration; Floor Load: Business machines and equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any tenant of the Building, shall be installed and maintained by Tenant at Tenant's expense on devices that eliminate the noise or vibration. Tenant shall not place any load upon the floor of the Premises which exceeds the per square foot load the floor was designed to carry 80 pounds per square foot for live load and 20 pounds per square foot for dead loads.


10.  OWNERSHIP AND REMOVAL OF PROPERTY.

     A. Landlord's Property: Any Alterations and other improvements and any equipment, machinery, furnishings and other property, installed or located in the Premises, the Building or the Land by or on behalf of Landlord or Tenant, except for Tenant's Personal Property: (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Landlord requests Tenant to remove any Alterations installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant's expense on or before the Lease Expiration Date, or shall reimburse Landlord for the cost of such removal, as elected by Landlord (unless Landlord expressly waives in writing the right to require such removal at the time Landlord give its consent to the making of such Alterations).

     B. Removal of Property At End of Term: Tenant shall remove all of Tenant's Personal Property from the Building and the Land on or before the Lease Expiration Date. Any personal property belonging to Tenant or to any person or entity which is left in the Building or on the Land after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant's sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.

11.  LANDLORD'S ACCESS TO PREMISES.

     Tenant shall permit Landlord to erect, use and maintain, pipes and conduits in and through the Premises, provides such does not impair Tenant's ability to conduct its business in the normal course. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times to examine the same, and to show them to prospective purchasers, mortgagees or lessees of the Building, and to make such repairs, alterations, improvements or additions as Landlord may reasonably deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. If


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Tenant shall not be personally present to open and permit an entry into said
Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenants Personal Property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as herein provided. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known provided such does not impair Tenant's ability to conduct its business in the normal course.

12.  SERVICES AND UTILITIES.

     A. Services Provided: As long as Tenant is not in Default, as defined in Subsection 19.A. below, Landlord shall provide the following to Tenant, without additional charge, except as otherwise provided herein (including, but not limited to, as provided in Sections 5 and 1.N. hereof):

          (1) Elevator service for common use, subject to call at all times, including Sundays and Holidays.

          (2) Central heating and air conditioning from 7:00 a.m. until 6:00 p.m. on weekdays and from 9:00 a.m. until 1:00 p.m. on Saturdays, exclusive of Holidays, during the seasons of the year and within the temperature ranges usually furnished in comparable office buildings in the Washington, D.C. metropolitan ares. Landlord shall provide heat and air conditioning at other times at Tenant's expense, provided that Tenant gives Landlord notice by 1:00 p.m. on weekdays for after-hour service on the next weekday, two (2) business days' notice before a Holiday for service on such Holiday and two (2) business days' notice for after-hour service on Saturday or Sunday. Landlord shall charge Tenant for such after-hour, Holiday and special weekend service at the prevailing rates charged by Landlord from time to time to other tenants in the Building.

          (3) Cleaning and char services in Landlord's standard manner in accordance with Exhibit F, attached hereto.

          (4) Electrical facilities to furnish electricity up to the Premises' Standard Electrical Capacity.

          (5)  Rest room facilities.

          (6) Routine maintenance, painting and electrical lighting service for all Common Areas of the Building in such manner as Landlord deems reasonable.

          (7) Reasonable access to the Premises at all times, subject to such reasonable security procedures, restrictions and other regulations as Landlord may promulgate.

          (8) Landlord shall provide and maintain at all times an electronic security system for all points of ingress and egress to the Building and the Premises consistent with the highest standards for first-class office buildings in Rosslyn. Landlord shall provide a reasonable amount of access cards to Tenant at no cost to Tenant. In addition, Tenant, shall have the right to tie-in to the Building systems for additional security within the Premises.

     B. Failure to Provide Services: Landlord shall have no liability to Tenant or others based on any failure by Landlord to furnish the foregoing, due to Unavoidable Delays, repair or maintenance work or any other reason, and such failure shall neither render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor cause a diminution or abatement of Rent nor relieve Tenant of any of Tenant's obligations hereunder.

     C. Conservation: Tenant hereby agrees to comply with all energy conservation procedures, controls and requirements instituted by Landlord pursuant to any government regulations or otherwise, including but not limited to controls on the permitted range of temperatures, the volume of energy consumption or the hours of operation of the Building. Institution by Landlord of such controls and requirements shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.

     D. Recycling: Without limiting the foregoing, Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the Commonwealth of Virginia, federal, municipal, and local governments, departments, commissions, agencies and boards to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 12, Subsection D, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord.

13.  RULES AND REGULATIONS.

     Tenant shall abide by and observe the rules and regulations attached hereto as Exhibit D and such other rules and regulations as may be made by Landlord from time to time, provided that such rules and regulations shall not be materially inconsistent with the provisions of this Lease. Nothing contained in this Lease or in any rules and regulations shall be interpreted to impose upon Landlord any obligations to enforce against any tenant its rules and regulations, or the provisions of any lease with any other Tenant, and Landlord shall not be liable to Tenant or any other entity for any violation of said rules, regulations or lease provisions.

14.  REPAIRS AND MAINTENANCE

     A. Tenant shall take good care of the Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs to Tenant Alterations and Tenant's Work as and when needed to preserve them in good working order and condition. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. All damage or injury to the Premises and to its fixtures and equipment or to the Building or to its fixtures and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or resulting from air-conditioning unit or systems, short circuits, flow or leakage of water or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licensees shall be repaired, restored or replaced by Landlord at the expense of Tenant and collectible as Additional Rent and shall be paid by Tenant within ten (10) days after rendition of a bill or statement therefor.

     B. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed, by law. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment which must be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

     C. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or Premises, or in or to fixtures, appurtenances, or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of Premises, or in or to the fixtures, appurtenances, or equipment thereof.

     D. Landlord shall maintain the roof, structural supports, foundation and exterior of the Building and all Building standard plumbing, electrical, mechanical, heating, ventilating, and air-conditioning systems in good condition, and shall maintain and clean the interior common areas in the Building. Landlord also shall maintain all parking areas, driveways, walkways, lawns and planted areas and all common areas of the Building. Throughout the Term, Landlord will maintain the Building, other than the Premises, in accordance with all applicable laws, orders and regulations of federal, state, county and municipal authorities (including, without limitation, the Americans with Disabilities Act).

15.  LIMITATION ON LANDLORD LIABILITY.

     A. Liability Standard: Landlord shall not be liable to Tenant or any other individual or entity for any damage, loss or claim whatsoever, except damages.

     B. Limitation on Total Liability: Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises, shall be limited to the estate of Landlord in the Building. No other property or assets of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises.

16.  FIRE AND OTHER CASUALTY.

     If the Premises shall be damaged by fire or other casualty, the Lease shall not terminate and, upon adjustment of insurance claims, Landlord shall repair the damage, provided that Landlord shall have no obligation to repair damage to or replace Tenant's Work, Tenant's Alterations and Tenant's Personal Property. Except as otherwise provided herein, if any part of the Premises are rendered untenantable by reason of any such damage, Rent shall abate from the date of the damage to the date the damage is repaired, as determined by Landlord, in the proportion that the area of the untenantable part bears from time to time to the total area of the Premises. No compensation or reduction of Rent shall be paid or allowed for inconvenience, annoyance or injury to Tenant or Tenant's business arising from any damage to or repair of the Premises or the Building.

     Notwithstanding the foregoing, if Landlord does not receive sufficient insurance proceeds to fully repair the damage, or if the Building shall be so damaged that, as determined by Landlord, substantial reconstruction of the Premises or the Building is required

(whether or not the Premises have been damaged), then Landlord, at its option, may give Tenant, within sixty (60) days after the casualty, written notice of termination of this Lease, and this Lease and the Term shall terminate (whether or not the Term has commenced) upon the expiration of thirty (30) days from the date of the notice, with the same effect as if the new expiration date had been the date initially fixed for expiration of the Term, and all Rent shall be apportioned as of such date.

17.  TENANT INSURANCE.

     A. Types of Insurance Required: Tenant, at its expense, shall obtain and maintain in effect at all times during the Term an insurance policy providing the following coverage:

          (1) A fire and extended coverage "all risk" insurance policy covering all of Tenant's Initial Alterations, Tenant's Alteration and Tenant's Personal Property within, and improvements and alterations to, the Premises for not less than the full replacement value thereof. All proceeds of such insurance shall be used to repair or replace the items so insured.

          (2) A commercial general liability policy on an occurrence basis, with the following limits:

Each occurrence limited bodily injury and property damage            $1,000,000
General aggregate                                                    $2,000,000
Product/completed operations aggregate                               $2,000,000
Personal and advertising injury liability                            $1,000,000
Fire damage legal liability                                             $50,000
Medical payments (any one person)                                        $5,000

     Said insurance shall name Landlord, Westfield Realty, Inc. and Mortgagee as an additional insured. The policy shall protect Landlord, Westfield Realty, Inc., and the Mortgagee against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises, the Building or the Land or arising out of Tenant's use and occupancy of the Premises. From time to time during the Term, Landlord may require Tenant to increase said limits of said insurance to the limits of liability insurance then customarily required of tenants of other comparable office buildings in the Washington, D.C. Metropolitan area.

     B. Required Provisions of Policies: All insurance policies required to be maintained by Tenant under this Lease must: (i) be issued by insurance companies approved by Landlord; (ii) be in form and have content satisfactory to Landlord;
(iii) be written as primary policy coverage and not contributing to or in excess of any coverage which Landlord or the Mortgagees may carry; (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord, the Mortgagees and the Landlord's and the Mortgagees' employees and agents; and (v) provide that the policy may not be canceled or permitted to lapse unless Landlord shall have received at least thirty (30) days prior written notice of cancellation or non-renewal. Tenant shall deliver to Landlord certified copies or duplicate originals of each such policy and any renewal policy, together with evidence of payment of all applicable premiums, at least ten (10) days before the Lease Commencement Date and at least thirty (30) days before the renewal of any policies. Any insurance required of Tenant under this Section may be carried under a blanket policy, provided that said policy shall specifically set forth the amount of insurance allocated to this Lease.

     C. Effect of Tenant's Activities on Insurance: Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Land, the Building or the Premises which will increase the rate of, or make void or voidable, any fire or other insurance maintained or required to be maintained by Landlord or any Mortgagee on the Building, the Land or the property kept thereon or therein, which will conflict with the provisions of any such insurance policy or which will make it impracticable for Landlord to obtain insurance covering any risks against which Landlord reasonably deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are, in Landlord's reasonable judgement, due to the Tenant's presence in the Building, to any activity conducted or property installed or placed by Tenant on or about the Land, the Building or the Premises or to Alterations installed by Tenant or at Tenant's request (other than Building Standard Work, as defined in the Work Agreement). Tenant shall reimburse Landlord for the amount of such increases promptly upon demand therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any activity, property or improvements shall be conclusive for the purposes of determining Tenant's liability hereunder.

     D. Termination Right: Landlord shall have the right to terminate this Lease upon thirty (30) days notice to Tenant in the event Landlord receives notice from any of Landlord's insurance carriers that such carrier intends to cancel its insurance on the Building, or to increase the cost of such insurance by more than ten percent (10%) above the premium payable by Landlord immediately prior to such notice, due to the activities of Tenant or the presence of Tenant in the Building. However, Landlord shall not terminate this Lease in the event Landlord is able, with good faith efforts, to obtain equivalent insurance from an insurance carrier satisfactory to Landlord at a premium not more than ten percent (10%) greater than the premium for the canceled insurance; provided that Tenant shall reimburse Landlord for all addition premiums charged to Landlord by such new insurance carrier. It is expressly understood that Landlord shall not have the right to terminate this Lease pursuant to this Subsection D, if any cancellation or rate increase is due to factors generally applicable to the insurance or rental market, rather than to Tenant's activities or presence in the Building.

     E. Waiver: Landlord and Tenant hereby each waive and release each other from any and all liabilities, claims and losses for which Landlord or Tenant is or may be held liable, to the extent either party: (i) receives insurance proceeds on account there or (ii) is required to maintain insurance pursuant to this Section, whichever is greater.

18.  CONDEMNATION.

     A. Landlord's Right to Terminate: If a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose or is granted to any authority in lieu of condemnation (collectively, a "taking"), Landlord shall have the right in its sole discretion to terminate this Lease by written notice to Tenant, and upon the giving of such notice, the Term shall terminate as of the date title vests in the authority, and Rent shall be abated as of that date. For purposes of this Section, a substantial part of the Premises, the Land or the Building shall be considered to have been taken if, in the sole opinion of Landlord, the taking shall render it commercially undesirable for Landlord to permit this Lease to continue or to continue operating the Building.

     B. Adjustment of Rent: If a portion of the Premises is taken and Landlord does not elect to terminate this Lease pursuant to the preceding section, then Rent shall be equitably adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect.

     C. Division of Award: Tenant shall have no claim against Landlord arising out of or related to any taking, or for any portion of the amount that may be awarded as a result, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that Tenant may assert any claim it may have against the authority for compensation for Tenant's Personal Property and for any relocation expenses compensable by statute, as long as such awards shall be made in addition to and stated separately from the award made for the Land, the Building and the Premises.

19.  DEFAULT.

     A. Default of Tenant: The following events shall be a default by Tenant (a "Default") under this Lease:

          (1) Failure of Tenant to pay Rent as and when due, if the failure continues for three (3) days after notice from Landlord specifying the failure.

          (2) Failure of Tenant to comply with or perform any material covenant or obligation of Tenant under this Lease, other than those concerning the payment of Rent, if the failure continues for ten (10) days after notice from Landlord to Tenant specifying the failure.

          (3) If, in Landlord's reasonable opinion, Tenant's activities or presence in the Premises results in a significant, continuing or repeated threat of physical danger to other tenants and/or users of the Building, whether or not Tenant is capable of controlling such threat.

          (4) If Tenant, any affiliate of Tenant, or any guarantor of Tenant's performance hereunder (a "Guarantor") or, if Tenant is a partnership, any partner of Tenant ("Partner"), shall file a voluntary petition in bankruptcy or insolvency, shall be adjudicated bankrupt or insolvent or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or shall make an assignment for the benefit of creditors, or shall seek or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any Guarantor or Partner or of all or any part of the property of Tenant or of such Guarantor or Partner.

          (5) If, within thirty (30) days after the commencement of any proceeding against Tenant, an affiliate of Tenant, or a Guarantor or Partner, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other law, such proceeding shall not have been dismissed or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant, any affiliate of Tenant, or any Guarantor or Partner, or of all or any part of the property of Tenant, any affiliate of Tenant, or of any Guarantor or Partner, without the acquiescence of such individual or entity, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall have been issued against the property of Tenant, any affiliate of Tenant, or of any Guarantor or Partner, pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.

          (6) If Tenant fails to take possession of the Premises on the Lease Commencement Date or vacates, abandons or ceases to carry on its ordinary activities in the Premises prior to the Lease Expiration Date, with or without an intention of paying Rent.

     B. Remedies Upon Default: Upon the occurrence of a Default, Landlord shall have the right, then or at any time thereafter:

          (1) Without demand or notice, to reenter and take possession of all or any part of the Premises, to expel Tenant and those claiming through Tenant and to remove any property therein, either by summary proceedings or by any other action at law, in equity or otherwise, with or without terminating this Lease, without being deemed guilty of trespass and without prejudice to any other remedies of Landlord for breach of this Lease, and/or

          (2) To give Tenant written notice of Landlord's intent to terminate this Lease, and on the date specified in Landlord's notice, Tenant's right to possession of the Premises shall cease and this Lease shall terminate.

            If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done shall cease, without prejudice to Landlord's right to recover from Tenant all Rent, as set forth in Subsections C. and D. below. If Landlord elects to reenter pursuant to Subsection B.(1) above, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as the agent of Tenant, for such term, at such rental and upon such other provisions as Landlord deems acceptable, with the right to make any alterations and repairs to the Premises that Landlord deems appropriate, at Tenant's expense. No such reentry or taking of possession of the Premises shall be construed as an election to terminate this Lease, unless notice of such intention is given pursuant to Subsection B(2) above, or unless termination is decreed by a court of competent jurisdiction at the instance of Landlord. Landlord shall in no event be under any obligation to relet any part of the Premises.

      C. Liability of Tenant: If Landlord terminates this Lease or reenters the Premises (with or without terminating this Lease), Tenant shall remain liable (in addition to all other liabilities of Tenant accrued at the time of the Default) for the sum of (i) any unpaid Rent accrued prior to the time of termination and/or reentry, as the case may be, plus interest thereon from the due date at the Default Rate, (ii) all Base Rent and Additional Rent provided for in this Lease from the time of termination and/or reentry, as the case may be, until the date this Lease would have expired had a Default not occurred, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default, minus the net proceeds (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) actually received by Landlord, if any, from any reletting to the extent attributable to the period prior to the date this Lease would have expired had a Default not occurred, Landlord shall have the option to recover any damages sustained by Landlord either at the time of reletting, if any, or in separate actions from time to time as said damages shall have been made more easily ascertainable by successive relettings or, at Landlord's option, to defer any such recovery until the date this Lease would have expired in the absence of a Default, in which event Tenant hereby agrees that the cause of action shall be deemed to have accrued on the aforesaid date. The provisions of this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have for anticipatory breach of this Lease.

      D. Liquidated Damages: In addition to Landlord's rights pursuant to Subsection C. above, if Landlord terminates this Lease, Landlord shall have the right at any time, at its sole option, to require Tenant to pay to Landlord on demand, as liquidated damages, the sum of (i) the total of the Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of Landlord's demand for liquidated damages ("Landlord's Demand") until the date this Lease would have terminated in the absence of the Default, discounted to present value at the rate of five percent (5%) per annum (the "Discount Rate"), (ii) all unpaid Rent accrued prior to the time of Landlord's Demand, plus interest thereon from the due date at the Default Rate,
(iii) any and all expenses (including but not limited to attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default; minus the sum of (a) the net fair market rental value of the Premises for the period referred to in Subsection D.(i) above, discounted to present value at the Discount Rate, and (b) any sums actually paid by Tenant to Landlord pursuant to Subsection C. above; provided, however, that if said damages shall be limited by law to a lesser amount, Landlord shall be entitled to recover the maximum amount permitted by law. The "net fair market rental value" referred to in Subsection D.(a) above shall be the fair market rental value of the Premises at the time of Landlord's Demand, reduced by any rental abatements, tenant improvement allowances and other concessions and inducements generally provided by landlords seeking to lease comparable commercial property in the area of the Premises at the time of Landlord's Demand. If reletting is accomplished within a reasonable time after Lease termination, the "net fair market rental value" referred to in Subsection D.(a) above shall be deemed prima facie to be the net rental income (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) realized upon such reletting.

      E. Waiver: Tenant, on its own behalf and on behalf of all persons and entities claiming through Tenant, including but not limited to creditors of Tenant, hereby waives any and all rights and privileges which Tenant and such other persons and entities might otherwise have under any present or future law: (i) to redeem the Premises, (ii) to reenter or repossess the Premises, or
(iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, any reentry by Landlord or any expiration or termination of this Lease, whether by operation of law or pursuant to the provisions of this Lease. Tenant hereby expressly waives receipt of a Notice to Quit.

      F. Lien on Personal Property: Landlord shall have a lien upon Tenant's Personal Property and other Property brought onto the Premises by Tenant, as and for security for the Rent and other obligations of Tenant herein provided. Landlord may, at any time after a Default, seize and take possession of any and all such property. If Tenant fails to redeem the property so seized by payment of whatever sums may be due Landlord pursuant to this Lease, then Landlord shall have the right, after twenty (20) days written notice to Tenant to sell such personal property at public or private sale and upon such terms and conditions as Landlord may deem advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord hereunder and pay any remaining balance to Tenant. The exercise by Landlord of the foregoing remedy shall not discharge Tenant from any deficiency owed to Landlord, nor shall it preclude the exercise by Landlord of any other rights and remedies. Landlord shall not be liable to Tenant, or other owners of property seized, for damages, general or special, if Landlord reasonably believed it was acting lawfully in seizing property located in the Premises.

     G. Right of Distress: Landlord shall, to the extent permitted by law, have a right of distress for Rent.

     H. Right of Landlord to Cure: If Tenant defaults in the making of any payment or in the doing of any act required to be made or done by Tenant under this Lease, then Landlord may, at its option, make such payment or do such act, and the expenses thereof, with interest thereon at the Default Rate, from the date paid by Landlord, shall constitute Additional Rent hereunder due and payable by Tenant with the next payment of Monthly Base Rent.

     I. Attorneys' Fees: In the event of any Default hereunder, Tenant shall pay to Landlord all attorneys' fees incurred by Landlord in connection with such Default or the enforcement of Landlord's rights or remedies arising in connection therewith, whether or not this Lease is terminated and whether or not Landlord institutes any lawsuit against Tenant as a result of such Default. In addition to the foregoing, whether or not this Lease is terminated, Tenant shall pay to Landlord all other costs incurred by Landlord with respect to any lawsuit instituted or action taken by Landlord to enforce the provisions of this Lease.

     J. Survival: Tenant's liability pursuant to this Section 19 shall survive the termination of this Lease, the institution of summary proceedings and/or the issuance of a warrant thereunder.

20.  NO WAIVER.

     No act or thing done by Landlord or Landlord's agents during the Term hereby demised shall be deemed an acceptance of a surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event of Tenant at any time desiring to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

21.  HOLDING OVER.

     A. If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease, and holds over with Landlord's express written consent, then Tenant shall become a Tenant from month to month and it is agreed that the tenancy thus created can be terminated by either party giving the other not less than thirty (30) days written notice to expire on the day of the month from which the tenancy commenced to run. Tenant agrees to pay Monthly Rent equal to the then fully escalated Base Rent, including all Additional Rent during the holdover period and to keep and fulfill all the other covenants, conditions and agreements herein, and in case of default in the payment of rent or breach of any said covenants, conditions and agreements, Tenant hereby waives Tenant's right to a notice to quit.

     B. If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease, and holds over without Landlord's express written consent, then Tenant shall become a Tenant at sufferance and the rent shall be increased to equal the greater of (i) fair market rent for the Premises or (ii) double the then Base Rent, Additional Rent, and other sums that would have been payable pursuant to this Lease if the Lease had continued during such holdover period. In addition, Tenant shall be liable for any and all damages sustained by Landlord as a result of Tenant's holding over.

     C. All amounts payable to Landlord during the holdover period shall be paid on the first day of each calendar month during the holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies including Landlord's right to evict Tenant and to recover damages.

22.  SUBORDINATION.

     This Lease is subject and subordinate to the lien of any mortgage, or deed of trust encumbrance or encumbrances, which may now or hereafter affect the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. The only mortgage or deed of trust currently encumbering such real property is held by Prudential Life Insurance Company of America ("Prudential"). Landlord agrees to use reasonable efforts to obtain a Subordination Non-Disturbance and Attornment Agreement from Prudential within thirty (30) days of the date hereof. Within ten (10) business days after request by Landlord, the Tenant will execute such instruments in recordable form as may reasonably be requested by Landlord to evidence the subordination of this Lease to any present or future mortgage or deed of trust encumbrance affecting the Building. Notwithstanding the foregoing, the subordination under the terms of this Section 22 to a new deed of trust or mortgage shall be subject to the holder of record of any existing or future mortgages or deeds of trust, entering into an agreement with Tenant, in substance reasonably satisfactory to Tenant and the holder, by the terms of which such holder will agree to (a) recognize the rights of Tenant under this Lease, (b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title to the Property, and (c) not disturb Tenant's possession of the Premises and to accept Tenant as tenant under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and Tenant will agree to recognize the holder of such mortgage as landlord in such event, which agreement shall be made expressly to bind and enure to the benefit of the successors and assigns of Tenant and of such holder, and upon anyone purchasing the Building at any foreclosure sale.

23.  ASSIGNMENT AND SUBLETTING.

     A. No Transfer Without Consent: Tenant shall not, without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld, conditioned or delayed in Landlord's sole discretion)
(i) assign, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any persons or entities other than Tenant; or (iii) permit the assignment of this Lease or any of Tenant's rights hereunder by operation of law. Any attempted assignment, mortgaging or encumbering of this Lease or any of Tenant's rights hereunder and any attempted subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be void.

     B. Take-Back Rights: In addition, Tenant may not assign this Lease, nor sublet (or permit occupancy or use of) the Premises, or any part thereof, without giving Landlord thirty (30) days prior written notice thereof of its intention of the same. For thirty (30) days following receipt of said notice, Landlord shall have the right, exercisable by sending notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease (i) all of the Premises in the event Tenant notified Landlord of its desire to assign this Lease, or (ii) so much of the Premises as Tenant intends to sublet in the event Tenant notified Landlord of its desire to sublet the Premises or permit another to make use thereof, at the same rental Tenant is obligated to pay to Landlord hereunder. In the event Landlord does not exercise the aforesaid right within said thirty (30) days, Tenant may attempt to assign, sublet or permit use of this Lease or such space; provided that Tenant shall obtain the prior written consent of Landlord as set forth in Subsection A. above. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the Rent due from any assignee or subtenant and hereby authorizes each such party to pay said Rent to Landlord.

     C. Transfer of Stock: If Tenant and/or any Guarantor is a corporation, then the sale, issuance or transfer of any voting capital stock of Tenant or any Guarantor, by the person, persons or entities owning a controlling interest therein as of the date of this Lease, which results in a change in the voting control of Tenant or the Guarantor, shall be deemed an assignment within the meaning of this Section 23. If Tenant and/or any Guarantor are a partnership, the sale or transfer of the partnership share, or any portion thereof, of any general partner shall be deemed an assignment of this Lease.

     D.   Expenses and Profits; Effect of Consent:

          (1) In the event Landlord permits Tenant to assign or sublet all or a portion of the Premises to a third party, any sums that are paid by such third party for the right to occupy the Premises, in excess of the Rent then in effect shall be paid by Tenant to

Landlord on a monthly basis as Additional Rent.

     (2) Tenant shall be responsible for all costs and expenses, including attorneys' fees, incurred by Landlord in connection with any proposed or purported assignment or sublease and an administrative fee of Two Thousand Five Hundred Dollars ($2,500.00).

     (3) The consent by Landlord to any assignment or subletting shall neither be construed as a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, nor as relieving Tenant from giving Landlord the aforesaid thirty (30) days notice of, or from obtaining the consent of Landlord to, any further assignment or subletting. The collection or acceptance of Rent from any such assignee or subtenant shall not constitute a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, except as expressly agreed by Landlord in writing.

24.  TRANSFER BY LANDLORD.

     Landlord (and any successor or affiliate of Landlord) may freely sell, assign or transfer all or any portion of its interest in this Lease or the Premises, the Building or the Land and, in the event of any such sale, assignment or transfer, shall be relieved of any and all obligations under this Lease from and after the date of the sale, assignment or transfer. From and after said date, Tenant shall be bound to such purchaser, assignee or other transferee, as the case may be, as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or transferee agrees to assume the obligations of Landlord hereunder.

25.  INABILITY TO PERFORM.

     This Lease and Tenant's obligation hereunder shall in no way be affected, impaired, or excused, nor shall Tenant have any claim against Landlord for damages, because Landlord, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease, including, but not limited to, any obligations to provide any services, repairs, replacements, alterations or decorations or to supply any improvements, equipment or fixtures.

26.  ESTOPPEL CERTIFICATES.

     Tenant shall, without charge, within five (5) days after receipt of any request therefor, execute and deliver to Landlord a certificate stating: (i) whether this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect and setting forth all such modification); (ii) whether there then exist any defenses against the enforcement of any right of Landlord hereunder (and, if so, specifying the same in detail); (iii) the dates to which rent and any other charges hereunder have been paid by Tenant; (iv) that Tenant has no knowledge of any then uncured defaults under this Lease (or, if Tenant has knowledge of any such defaults, specifying the same in detail); (v) that Tenant has no knowledge of any event that will or may result in the termination of this Lease (or if Tenant has such knowledge, specifying the same in detail); (vi) the address to which notices to Tenant are to be sent; and (vii) such other information as may be reasonably requested. It is understood that any such certificate may be relied upon by Landlord, any Mortgagee, prospective Mortgagee, Ground Lessor, prospective Ground Lessor, or purchaser or prospective purchaser of the Land or the Building.

27.  COVENANT OF QUIET ENJOYMENT.

     Landlord covenants that it has the right to make this Lease and that, if Tenant shall pay all Rent and perform all of Tenant's other obligations under this Lease, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hindrance by Landlord or its successors and assigns.

28.  WAIVER OF JURY TRIAL.

     It is mutually agreed by and between Landlord and Tenant freely and knowingly, and with the advice of counsel that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said Premises and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

29.  BROKERS.

     Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only CB Richard Ellis and Insignia/ESG, Inc. as broker(s) with respect to this Lease and agrees to be responsible for the payment of any leasing commissions owed to said broker(s).

30.  CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord shall have the following rights, exercisable without notice, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off, abatement of Rent or otherwise:

     A.   To change the Building's name or street address.

     B. To affix, maintain and remove any and all signs on the exterior and interior of the Building.

     C. To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building.

     D. To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and for such purposes to enter the Premises, and, during the continuance of any such work, to close temporarily doors, entry ways, Common Areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant's obligations hereunder, as long as the Premises remain tenantable.

     E. To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Tenant is not thereby excluded from uses expressly permitted herein.

     F. To alter, relocate, reconfigure and reduce the Common Areas of the Building, as long as the Premises remain reasonably accessible.

     G. To alter, relocate, reconfigure, reduce and withdraw the Common Areas located outside the Building, including parking and access roads, as long as the Premises remain reasonably accessible.

     H. To erect, use and maintain pipes and conduits in and through the Premises.

31.  NOTICES.

     No notice, request, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and hand-delivered, sent by registered or certified mail, return receipt requested, first-class postage prepaid, or sent postage prepaid by a reputable overnight courier service that provides written notice of delivery, addressed as follows:

     IF TO LANDLORD:

                         c/o Westfield Realty, Inc.
                         1000 Wilson Boulevard
                         Suite 700
                         Arlington, VA 22209
                         Attention: Timothy H. Helmig

     IF TO TENANT:

Prior to the Lease Commencement Date:         After the Lease Commencement Date:


Attn: _______________________________         Attn: ____________________________

or at any other address of which either party shall notify the other in accordance with this Section. Such communications, if hand-delivered or sent by overnight courier shall be deemed to have been given upon delivery, whether or not accepted, or registered or certified mail, shall be deemed to have been given two (2) days after the date of mailing. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such Mortgagee in the manner prescribed in this Section at such address as such Mortgagee shall designate.

32.  MISCELLANEOUS PROVISIONS.

     A. Benefit and Burden: The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and permitted assigns.

     B. Governing Law: This Lease shall be construed and enforced in accordance with the laws of the jurisdiction in which the Building is located.

     C. No Partnership: Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

     D. Delegation by Landlord: Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord had taken such action itself.

     E. Tenant Responsibility for Agents: In any case where Tenant is responsible for performing or refraining from an act or for preventing an action or result from occurring, Tenant shall also be responsible for any actions taken or omitted by Tenant's agents, employees, business or other invitees, licensees, contractors, subtenants, family members, guests and any other individuals or entities present in the Building or on the Land at Tenant's invitation or as a result of Tenant's occupancy of the Premises.

     F. Invalidity of Particular Provisions: If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions and the application of such invalid or unenforceable provisions to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     G. Counterparts: This Lease may be executed in several counterparts, all of which shall constitute one and the same document.

     H. Entire Agreement: This Lease, and any exhibits and addenda attached hereto, embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda shall be of any force or effect. No rights, privileges, easements or licenses are granted to Tenant hereby, except as expressly set forth herein.

     I. Amendments: This Lease may not be modified in whole or in part in any manner other than by an agreement in writing.

     J. Mortgagee's Performance: Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

     K. Limitation on Interest: In any case where this Lease provides for a rate of interest that is higher than the maximum rate permitted by law, the rate specified herein shall be deemed to equal, and the party designated as recipient of such interest shall be entitled to receive, the maximum rate of interest permitted by law.

     L. Remedies Cumulative: All rights and remedies of Landlord shall be cumulative and shall not be exclusive of any other rights or remedies of Landlord hereunder or now or hereafter existing at law or in equity.

     M. Annual Financial Statements: Not later than ninety (90) days after the end of each of Tenant's financial reporting year during the Term, Tenant shall submit to Landlord a financial statement covering the preceding Fiscal Year, which has been prepared in accordance with generally accepted accounting principles and which has been certified by an independent certified public accountant to be complete and accurate.

33.  LENDER APPROVAL.

     If the Mortgagee fails to give its consent to this Lease, Landlord shall have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Lease shall be deemed canceled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.

34.  PARKING.

     Landlord agrees that it will provide Tenant with the right to purchase up to one hundred seventeen (117) unreserved parking permits in the garage of the Building or as otherwise provided ("Parking Permits"). For each month during the Term, Tenant shall pay, as Additional Rent for the use of such Parking Permits, an amount equal to the then current monthly rate for the Parking Permits which is currently One Hundred Thirty Four Dollars ($134.00) per month per unreserved permit. Throughout the Term, Landlord reserves the right to allocate up to 33% of the Parking Permits to the 1101 Wilson Boulevard garage which is operated by Westfield Realty, Inc. No specific parking spaces will be allocated for use by Tenant. Landlord reserves the right to institute either a valet or self-parking system; provided, however, that if at any time during the Term of the Lease Landlord provides to Tenant any additional spaces, Landlord shall at all times have the right to reclaim such spaces upon thirty (30) days notice to Tenant.

     Tenant and its employees, agents and invitees shall observe reasonable safety precautions in the use of the garage and shall at all times abide by all rules and regulations promulgated by Landlord and/or the garage operator governing use of the garage. Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the garage or to any personal property located therein, or for any injury sustained by any person in or about the garage.

35.  SECURITY DEPOSIT

     A. Amount and Uses: Landlord requires and Tenant agrees to deposit with Landlord an amount equal to THREE MILLION FOUR HUNDRED FORTY SIX FOUR HUNDRED FORTY ONE DOLLARS ($3,446,440.00) which shall be held by Landlord as security throughout the Term for the payment of all Rent payable by Tenant and for the faithful performance by Tenant of all other obligations of Tenant under this Lease ("Security Deposit"). Landlord acknowledges receipt from Tenant of SEVEN HUNDRED FIFTY FIVE THOUSAND NINE HUNDRED TWENTY FOUR DOLLARS ($755,924.00), as the first (1st) installment of the Security Deposit required herein. The second
(2nd) installment of the Security Deposit shall be deposited by Tenant with Landlord in an amount equal to ONE HUNDRED SEVENTY THOUSAND NINE HUNDRED EIGHTY SIX DOLLARS AND SIXTY-SEVEN CENTS ($170,986.67) on or before February 1, 2001. The third (3rd) installment of the Security Deposit shall be deposited by Tenant with Landlord in an amount equal to FIVE HUNDRED EIGHTY FOUR THOUSAND NINE HUNDRED THIRTY SEVEN DOLLARS AND THIRTY-THREE CENTS ($584,937.33) on or before May 1, 2001. The last installment of the Security Deposit shall be deposited by Tenant with Landlord in an amount equal to ONE MILLION NINE HUNDRED THIRTY FOUR THOUSAND FIVE HUNDRED NINETY TWO DOLLARS ($1,934,592.00) on or before November 1, 2001. In the event Tenant fails to deposit any amount of the Security Deposit on the dates required in this Section, then Landlord shall have the option to automatically terminate this Lease and Tenant shall have no right to cure such failure any amount of the Security Deposit previously deposited by Tenant shall automatically become the property of Landlord. Landlord shall not be required to maintain the Security Deposit in a separate account. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord, and any such act, without such consent, shall be void. Landlord may, at Landlord's option, appropriate and apply the entire Security Deposit, or so much thereof as Landlord believes may be necessary, to compensate Landlord for the payment of any past-due Rent and for loss or damage sustained by Landlord due to any Default. In the event Landlord appropriates or applies the Security Deposit in such a manner, Tenant, within five (5) days after notice thereof, shall pay to Landlord an amount sufficient to restore the Security Deposit to the then required amount to be deposited. Tenant's failure to restore any such deficiency shall constitute a Default hereunder. In the event of bankruptcy or other debtor-creditor proceedings by or against Tenant, the Security Deposit shall be applied first to the payment of Rent due Landlord for all periods prior to the filing of such proceedings. In lieu of the cash Security Deposit hereinabove provided for, Tenant shall have the option to deposit with Landlord a letter of credit (the "Letter of Credit") in an amount equal to the Security Deposit, which Letter of Credit shall thereupon constitute the Security Deposit. The Letter of Credit shall be maintained throughout the remainder of the Term [and the Renewal Period (as hereinafter defined), if any]. Any Letter of Credit delivered to Landlord by Tenant shall be an unconditional, irrevocable letter of credit in a form and from a financial institution located in the Washington, D.C. metropolitan area and acceptable to Landlord in its sole discretion. Said Letter of Credit shall provide that it shall expire on the sixtieth (60th) day following the date of expiration of the Term of this Lease[, as the same may be extended pursuant to Section 35 hereof]. At Tenant's option, said Letter of Credit shall have a term equal to the period expiring on the first anniversary of the date of issuance thereof, in which event Tenant covenants that a renewal of said Letter of Credit shall be delivered to Landlord by that date which is thirty (30) days prior to the expiration date thereof, and thereafter a renewal of the Letter of Credit shall be delivered to Landlord by Tenant by that date which is thirty (30) days prior to each succeeding anniversary of the original expiration date of the Letter of Credit. If Tenant fails to so renew and deliver said Letter of Credit to Landlord by the thirtieth
(30th) day preceding each said expiration date, such failure shall constitute a Default hereunder (as to which no cure period shall be applicable) and Landlord may draw upon the Letter of Credit then in effect without the necessity of any other monetary or other default hereunder by Tenant, in which event the proceeds thereof shall be held by Landlord. Said Letter of Credit shall provide that Landlord shall be permitted to draw on same on multiple occasions following the occurrence of a Default by Tenant under this Lease; provided, however, that in the event that said Letter of Credit would expire during the pendency of any litigation to resolve whether such Default has occurred, Landlord may draw upon said Letter of Credit prior to the expiration thereof. In the event that Landlord draws upon the Letter of Credit after a Default by Tenant as aforesaid, Landlord shall use, apply or retain all or any portion of the proceeds thereof for (i) the payment of any Rent or any other sums as to which Tenant is in default, (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair damage to the Premises or the Building for which repairs Tenant is liable hereunder, or (iii) compensation to Landlord for any losses which Landlord is entitled to recover hereunder by reason of Tenant's Default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises and all associated reasonable legal fees. In the event that the Letter of Credit is drawn upon by Landlord for failure of Tenant to renew said Letter of Credit as aforesaid, the proceeds thereof shall be held by Landlord in accordance with the provisions respecting the Security Deposit under this Section 35, and, in such event, within sixty
(60) days after the expiration of the Term, and provided Tenant has vacated the Premises as required under the terms of this Lease and is not in default hereunder, Landlord shall return such proceeds to Tenant, less such portion thereof as Landlord may be entitled hereunder to apply to satisfy any obligations to Landlord by Tenant hereunder. In the event that Tenant is in default upon the expiration of the Term and Landlord does not use all of the Security Deposit to cure such default, then, after such default has been cured, Landlord shall return any unused balance of the Security Deposit to Tenant. The use, application or retention of the proceeds of the Letter of Credit portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or and shall not limit any recovery to which Landlord may otherwise be entitled. In the event of the sale or transfer of Landlord's ???? in the Building or the Land, Landlord shall transfer the proceeds of the Letter of Credit to the purchaser or transferee, in which ????? Tenant shall look only to the purchaser or transferee for the return of the proceeds of the Letter of Credit, and Landlord shall be released from all liability to Tenant for the return of such proceeds.

     B. Reduction of Security Deposit: So long as Tenant is not in default of the Lease and has not been repeatedly in default throughout the Term, the Security Deposit may be reduced based upon one (1) of the following scenarios:

         (1) Commencing January 1, 2005 and each January 1 thereafter, the Security Deposit shall be reduced by $492,348.71 per annum except that in the final Lease Year, $170,986.67 shall be held by Landlord until the end of the Term.

         (2) However, if on January 1, 2005 Tenant is able to provide Landlord with audited financial statements demonstrating, in Landlord's reasonable opinion, Tenant's profitability for four (4) consecutive quarters immediately prior to January 1, 2005, then the Security Deposit shall be reduced by $861,610.25 per annum starting January 1, 2005 and each January 1 thereafter until the Security Deposit is reduced to $170,986.67 which amount shall be held by Landlord until the end of the Term.

     C. Transferability: In the event of a sale or transfer of Landlord's interest in the Building or of the interest of any successor or assign of Landlord, Landlord (or such successor or assign) shall transfer the Security Deposit to any vendee or transferee and shall thereupon be released automatically from any liability therefor. Tenant shall look solely to the transferee for the return of the Security Deposit. No Mortgagee or purchaser of any or all of the Building at any foreclosure proceeding shall (regardless of whether the Lease is at the time subordinated to the lien of said Mortgage) be liable to Tenant or any other person for any of such Security Deposit, or any other payment made by Tenant hereunder, unless Landlord has actually delivered said deposit or other such sum to such Mortgagee or purchaser. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no liability to the assignor with respect to the return of the Security Deposit.

     D. Any Security Deposit held by Landlord shall be repaid to Tenant after the termination of this Lease (or, if the lease is renewed, then after the termination of any renewal thereof), provided Tenant shall have made all such payments and performed all such obligations hereunder.


36.  HAZARDOUS MATERIALS

     A. Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     B. General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in under or about the Premises, the Building, or the Land (hereinafter referred to collectively as the "Property") by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, attorneys', consultants', and experts' fees, court costs and amount paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.

     C. Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other govennmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials; (iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

     D. Survival. The respective rights and obligations of Landlord and Tenant under this Section 36 shall survive the expiration or earlier termination of this Lease.

37.  NO RECORDATION.

     Tenant shall not record or attempt to record this Lease or any memorandum hereof in any public records without the prior written approval of Landlord, which may be denied in Landlord's sole and absolute discretion. In the event that Landlord grants its approval to record this Lease or a memorandum hereof, Tenant shall pay all recordation fees, taxes and charges in connection with such recordation.

38.  RENEWAL.

     So long as Tenant is not in Default of the Lease and be continuing hereunder and Landlord has not sent more than three (3) notices of failure to pay Rent or otherwise complied with the terms of this Lease throughout the Term, Tenant shall have the right, upon FOURTEEN (14) MONTHS prior written notice, to renew the Term of the Lease for the entire Premises for ONE (1), FIVE (5) YEAR PERIOD. The Base Rent for the renewal period shall be negotiated in good faith between both parties to the then current market rent and terms. In the event Landlord and Tenant have not executed a binding agreement incorporating terms and conditions of the renewal period within sixty (60) days from the date on which Landlord received notice from Tenant of Tenant's desire to renew, then Landlord shall be free to lease the Premises to a third party.

39.  RIGHT OF OFFER.

     A.   After the initial leasing of the twenty-first (21st) and twenty-fifth
(25th) floors to third parties and so long as Tenant is not in Default of the Lease and Landlord has not sent more than three (3) notices of failure to pay Rent or otherwise complied with the terms of this Lease throughout the Term and subject to the existing rights of other tenant's in the Building. Tenant shall have the right to negotiate to lease the entire twenty-first (21st) floor and the entire twenty-fifth (25th) floor in the Building. After the initial leasing of the entire twenty-first (21st) and twenty-fifth (25th) floors to third parties, Landlord shall give Tenant written notice that the space shall become available and Tenant shall have the option, which it may exercise by written notice to Landlord within fifteen (15) days after the date of Tenant's receipt of such notice, to lease the entire space then being offered. Said suite shall be offered to Tenant at the then current market rate and terms for a term to expire at the end of Tenant's Term or extension option as the case may be. Provided, however, on the first (1st) day of the fourteenth (14th) month prior to the end of the Term, the rights under this Section 39 shall terminate if Tenant has not exercised its renewal option.

     B. Landlord and Tenant shall negotiate in good faith the terms of Tenant leasing additional space under this Section 39 to the then market rate and terms for factoring in the duration of the remaining Term of the Lease. Unless Landlord and Tenant reach an agreement with respect to said rental terms within fifteen (15) days after the date of Landlord's receipt of Tenant's notice to lease said suite, then Landlord is free to lease said suite to a third party.

40.  FEES AND EXPENSES.

     If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms of this Lease. Landlord may immediately or at any time thereafter and without notice perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for payment of money in connection therewith including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding, such reasonable sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder.

41.  NO REPRESENTATIONS BY LANDLORD.

     Landlord or Landlord's agents have made no representatives or promises with respect to the said Building, upon which it is erected or the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The taking possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts same "as is" and that said Premises and the Building were in good and satisfactory condition at the time such possession was so taken.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.


WITNESS:                              LANDLORD:  TWIN TOWERS II ASSOCIATES
                                                 LIMITED PARTNERSHIP



                                      By:
-------------------------------            -----------------------------------



WITNESS/ATTEST:                       TENANT:    YELLOWBRIX, INC.





                                      By:
-------------------------------            -----------------------------------

                               AGREEMENT OF LEASE
                                      FOR
                                  OFFICE SPACE

                               TABLE OF CONTENTS

ARTICLE                                                                     PAGE
1.    DEFINITIONS............................................................. 1
2.    TERM.................................................................... 2
3.    TENANT IMPROVEMENTS..................................................... 3
4.    RENT.................................................................... 3
5.    ADDITIONAL RENT......................................................... 4
6.    USE..................................................................... 5
7.    CARE OF PREMISES........................................................ 5
8.    ALTERATIONS BY TENANT................................................... 5
9.    EQUIPMENT............................................................... 6
10.   OWNERSHIP AND REMOVAL OF PROPERTY....................................... 6
11.   LANDLORD'S ACCESS TO PREMISES........................................... 6
12.   SERVICES AND UTILITIES.................................................. 7
13.   RULES AND REGULATIONS................................................... 7
14.   REPAIRS AND MAINTENANCE................................................. 8
15.   LIMITATION ON LANDLORD LIABILITY........................................ 8
16.   FIRE AND OTHER CASUALTY................................................. 8
17.   TENANT INSURANCE........................................................ 8
18.   CONDEMNATION............................................................ 9
19.   DEFAULT................................................................ 10
20.   NO WAIVER.............................................................. 12
21.   HOLDING OVER........................................................... 12
22.   SUBORDINATION.......................................................... 12
23.   ASSIGNMENT AND SUBLETTING.............................................. 13
24.   TRANSFER BY LANDLORD................................................... 13
25.   INABILITY TO PERFORM................................................... 13
26.   ESTOPPEL CERTIFICATES.................................................. 14
27.   COVENANT OF QUIET ENJOYMENT............................................ 14
28.   WAIVER OR JURY TRIAL................................................... 14
29.   BROKERS................................................................ 14
30.   CERTAIN RIGHTS RESERVED BY LANDLORD.................................... 14
31.   NOTICES................................................................ 15
32.   MISCELLANEOUS PROVISIONS............................................... 15
      A.    Benefit and Burden............................................... 15
      B.    Governing Law.................................................... 15
      C.    No Partnership................................................... 15
      D.    Delegation by Landlord........................................... 15
      E.    Tenant Responsibility for Agents................................. 15
      F.    Invalidity of Particular Provisions.............................. 15
      G.    Counterparts..................................................... 15
      H.    Entire Agreement................................................. 15
      I.    Amendments....................................................... 15
      J.    Mortgagee's Performance.......................................... 15
      K.    Limitation on Interest........................................... 15
      L.    Remedies Cumulative.............................................. 16
      M.    Annual Financial Statements...................................... 16
33.   LENDER APPROVAL........................................................ 16
34.   PARKING................................................................ 16
35.   SECURITY DEPOSIT....................................................... 16
36.   HAZARDOUS MATERIALS.................................................... 16
37.   NO RECORDATION......................................................... 17
38.   RENEWAL................................................................ 17
39.   FIRST RIGHT TO NEGOTIATE............................................... 17
40.   FEES AND EXPENSES...................................................... 19
41.   NO REPRESENTATION BY LANDLORD.......................................... 19
      SIGNATURES............................................................. 19

Exhibit A - Premises Plan
Exhibit B - Declaration of Acceptance
Exhibit C - Air-Conditioned Shell
Exhibit D - Rules and Regulations
Exhibit E - Method of Measurement
Exhibit F - Specifications for Office Cleaning